QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148307) of iBasis, Inc. of our report dated June 19, 2007, except for Note 2 "Net income per share" and Note 18 "Foreign currency translation", as to which the date is March 14, 2008, relating to the 2006 and 2005 combined financial statements, which appears in this Form 10-K.,

The Hague, March 14, 2008
PricewaterhouseCoopers Accountants N.V.

/s/ H.C.Würst H.C. Würst R A

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM